Exhibit 10.5

EMPLOYMENT AGREEMENT

This AGREEMENT (the "Agreement") is made as of August 1, 2000 (the "Effective Date"), by and between Biogan International, Inc. (together with any successor in interest of Biogan International, Inc. hereunder, the "Company" or the "Employer") and Kerry D. Smith (the "Employee"). In consideration of the mutual covenants contained in this Agreement, the Employer and Employee agree as follows:

1.    Employment. The Employer agrees to employ the Employee and the Employee agrees to be employed by the Employer on the terms and conditions set forth in this Agreement.

2.    Capacity and Reporting Responsibility. The Employee shall devote his full time and attention to the position of President and Chief Operating Officer of the Company. The Employee will, subject to the direction of the Board of Directors of the Company (the "Board"), be responsible for the Company's operations.

3.    Compensation, Benefits, Expenses, Vacation etc. The compensation and benefits payable to the Employee under this Agreement shall be as follows:

(a)    Salary. For all services rendered by the Employee under this Agreement the Employer shall pay the Employee an initial salary of US$60,000 per annum (less the required withholding taxes and other customary and statutory deductions), payable in arrears in installments in accordance with the Employer's standard payroll practices.

(b)    Salary Increase on Public Offering. On the first day of the month (the "Increase Date") next following the month in which occurs a closing of a public offering by the Company resulting in gross proceeds to the Company of not less than US$5,000,000 (the "Public Offering"), the Employee's salary shall be increased to US$180,000 per annum (less the required withholding taxes and other customary and statutory deductions), payable in arrears in installments in accordance with the Employer's standard payroll practices.

(c)    Salary Increase on First Anniversary of Increase Date. On the first anniversary of the Increase Date, the Employee's salary shall be increased to US$240,000 per annum (less the required withholding taxes and other customary and statutory deductions), payable in installments in accordance with the Employer's standard payroll practices.

(d)    Regular Benefits. The Employee shall be entitled to participate in any employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, and other benefit plans that the Employer may have in effect for senior management employees of the Company from time to time (the "Regular Benefits").

(e)    Options.

(i)    The Employee shall be granted options to purchase 500,000 common shares of the Company pursuant to the Company's stock option plan (the "Option Plan") at an exercise price equal to the price at which common shares are issued pursuant to the Public Offering (the "PO Price"). The Employee's options shall be subject to the terms and conditions set forth in the Option Plan.

(ii)    On closing of the Public Offering, the Employee shall be granted options to purchase 100,000 common shares of the Company pursuant to the Company's Option Plan at an exercise price equal to the PO Price.

(f)    Shares. On closing of the Public Offering, the Employer shall issue to the Employee: (i) 200,000 common shares of the Company, and (ii) that number of common shares of the Company that is equal to US$2,000 per month, calculated at the PO Price, for each month from the Effective Date to the date of the Public Offering.

(g)    Vacation. The Employee shall be entitled to a paid vacation of a total of four weeks per annum, beginning in the first year of this Agreement, (but no pay in lieu thereof except as provided in section 0 hereof), in accordance with the Employer's established policy for vacations, as the same may be amended from time to time. All such vacations shall be taken at a time or times reasonably acceptable to both Employer and Employee.

4.    Extent of Service. During the Employee's employment under this Agreement, the Employee shall, subject to the direction and supervision of the Board, devote the Employee's full time, best efforts and business judgment, skill and knowledge to the advancement of the Employer's interests and to the discharge of the Employee's duties and responsibilities under this Agreement. The Employee shall not engage in any other business activity, except as may be approved by the Board; provided that nothing in this Agreement shall be construed as preventing the Employee from:

(a)    investing the Employee's assets in any company or other entity in a manner not prohibited by section 0 and in such form or manner as shall not require any material activities on the Employee's part in connection with the operations or affairs of the companies or other entities in which such investments are made and that such interests or investments cannot be perceived to conflict with his duties and obligations to the Employer;

(b)    making passive portfolio investments in shares of corporations listed on a stock exchange or over the counter market which do not exceed 2% of the issued and outstanding shares of any such corporation; or

(c)    engaging in religious, charitable or other community or non-profit activities that do not impair the Employee's ability to fulfill the Employee's duties and responsibilities under this Agreement.

5.    Termination and Termination Benefits. The Employee's employment under this Agreement shall terminate under the following circumstances set forth in this section 0.

(a)    Voluntary Termination. The Employee shall during the term hereof provide the Board with 60 days prior written notice of his intention to voluntarily resign his position with the Employer in which event the Employee shall be (i) entitled to be paid his then current Salary pursuant to section 0 hereof pro rated to the end of such 60 day notice period and any accrued and unpaid vacation pay and (ii) entitled to no further compensation of any nature whatsoever. The Employer may elect, in its sole discretion, in lieu of the Employee continuing in the employ of the Employer for such notice period (or any part thereof), to immediately terminate the employment of the Employee and pay the Employee in a lump sum amount his then current Salary pursuant to section 0 hereof, pro rated for the period from the date of termination to the end of such 60 day period, and any accrued and unpaid vacation pay, in which case the Employee shall not be entitled to further compensation of any nature.

(b)    Constructive Dismissal. In the event of termination of the Employee based on "constructive dismissal", the Employee shall be entitled to elect, within 60 days of the happening of such event by notice in writing to the Board, to treat this Agreement at an end in which event the Employee shall be entitled to receive by way of a termination allowance in an amount equal to the total of (i) his then current Salary pursuant to section 0 hereof pro rated to the end of such 60 day notice period and any accrued but unpaid vacation pay, and (ii) an aggregate of six months of his then current Salary, payable in six equal installments once a month, on the last business day of such month, for six months. Such payments will be subject to statutory deductions and withholdings. In addition, the Employee shall be entitled to, for six months following the end of the 60 day notice period, to the extent they can be made available, the Regular Benefits pursuant to section 0 hereof. The Employee shall be entitled to no further compensation of any nature whatsoever.

(c)    Dismissal without Cause. In the event of termination of the Employee for reasons other than for cause, the Employer may elect, in its sole discretion, to (i) give the Employee six months' written notice of termination, or (ii) payment in lieu of notice of an amount equal to six months of the Employee's then current Salary, payable in six equal installments once a month on the last business day of such month for six months. Such payment in lieu of notice will be subject to statutory deductions and withholdings. In addition, the Employee shall be entitled to, for six months following the date of such notice or payment in lieu thereof, to the extent they can be made available, the Regular Benefits pursuant to section 0 hereof. The Employee shall be entitled to no further compensation of any nature whatsoever.

(d)    Termination by the Employer for Cause. The Employee's employment under this Agreement may be terminated for cause. In the event the Employee is, during the term hereof, terminated for cause the Employee shall be entitled to his then current Salary pursuant to section 0 hereof pro rated up to but not beyond his dismissal date and any accrued but unpaid vacation pay and shall be entitled to no further compensation of any nature whatsoever.

(e)    Return of Property. Upon termination of the Employee's employment with the Employer for whatever reason, the Employee hereby agrees to promptly return to the Employer as soon as possible, all credit cards, keys, documents, computer programs, access cards, computers, and any other material prepared by the Employee or furnished to or obtained by the Employee in connection with the services required to be performed by the Employee hereunder.

(f)    Acknowledgement. The Employee acknowledges and agrees that the provisions in this section 0 are fair and reasonable and are the result of negotiations between the parties.

6.    Confidential Information

(a)    The Employee acknowledges that certain of the material and information made available to the Employee by the Employer in the performance of the Employee's Services hereunder (the "Confidential Information") will be of a confidential nature. Confidential Information includes but is not limited to information about the Employer's business and operations, suppliers, customers and business associates. The Employee recognizes that the Confidential Information is the sole and exclusive property of the Employer, and the Employee shall use his best efforts and exercise utmost diligence to protect and maintain the confidentiality of the Confidential Information. The Employee shall not for a period of three years from the termination of this Agreement howsoever caused, directly or indirectly, use the Confidential Information for his own benefit, or disclose to another any Confidential Information, whether or not acquired, learned, obtained or developed by the Employee alone or in conjunction with others, except as such disclosure or use may be required in connection with the performance of the services or as may be consented to in writing by the Employer.

(b)    The Confidential Information is and shall remain the sole and exclusive property of the Employer regardless of whether such information was generated by the Employee or by others, and the Employee agrees that upon termination of this Agreement he shall deliver promptly to the Employer all such tangible parts of the Confidential Information or any part thereof including, but not limited to, records, data, notes, reports, proposals, lists, correspondence, materials, marketing or sales information, computer programs, equipment, designs, or other documents or property that are in the possession or under the control of the Employee without retaining copies thereof.

(c)    Each of the foregoing obligations of the Employee in this section 0 shall also apply to any confidential information of customers, joint venture parties, suppliers, contractors and other entities, of any nature whatsoever, with whom the Employer or any associate or affiliate of the Employer has business relations.

(d)    Notwithstanding the foregoing provisions of this clause, the Employee shall not be liable for the disclosure or use of any of the Confidential Information to the extent that:

(i)    the Confidential Information is or becomes available to the public from a source other than the Employee and through no fault of the Employee;

(ii)    the Confidential Information is lawfully obtained by the Employee from a third party or a source outside this Agreement; or

(iii)    the Confidential Information is required to be disclosed pursuant to a legal obligation providing notice of such required disclosure is first provided to Employer.

(e)    The Employee represents and warrants that he has no other obligation to any former employer or to any other person that would prevent him from fully performing his duties to the Employer, and the Employee is not subject to any outstanding employment agreement or restrictive covenant inconsistent with the terms of this Agreement. The Employee represents and warrants that he has not disclosed to the Employer any confidential information belonging to any third party in breach of any obligation of confidence, and has not induced or caused, and will not induce or cause, the Employer to use or disclose any confidential information of any third party.

(f)    The covenants and agreements contained in this clause shall survive the termination of this Agreement.

7.    Non-Competition and Non-Solicitation.

(a)    The Employee agrees that during the term of this Agreement, and for a period of six months following termination of this Agreement, if such termination results from the voluntary resignation of the Employee under subsection 5(a) or the Employer's termination of the Employee for cause under subsection 5(d), the Employee will not engage, hold an interest, or have any involvement, either directly or indirectly, in any business entity or venture that is engaged in exploring for or developing, mining or processing non-ferrous metals in Guangxi Province of the People's Republic of China.

(b)    The Employee hereby agrees that all restrictions in this section 7 are reasonable, valid and do not go beyond what is necessary to protect the interests of the Employer, and all defences to the strict enforcement thereof by the Employer are hereby waived by the Employee. The provisions of this clause are only intended to safeguard against the Employee participating in competitive endeavours against the Employer and its affiliates and not from engaging in subsequent businesses which are not, at the time of termination, in competition with the Employer and its affiliates in Guangxi Province of the People's Republic of China.

(c)    In addition to any restriction imposed by this section 7, for further certainty the Employee agrees not to during the term of this Agreement, and for one year following termination of this Agreement, howsoever caused,

(i)    request or advise any of the customers, suppliers or other business contacts of the Employer or its affiliates to withdraw, curtail, cancel or not increase their business with the Employer or its affiliates; or

(ii)    directly or indirectly recruit, induce or attempt to persuade any person who is then, or at any time during the previous year has been, an employee, or outside consultant of the Employer or its affiliates to terminate or curtail his or her relationship with the Employer or its affiliates without the Employer's prior written consent.

8.    Survival. The obligations contained in sections 5, 6, 7 and 15 shall survive any termination of this Agreement, howsoever caused.

9.    Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

10.    Assignment; Successors and Assigns, etc. The Employee may not make any assignment of this Agreement or any interest herein. This Agreement may be assigned by the Employer to any successor in interest to the Employer by operation of law or otherwise, or to an affiliate of the Employer, without the prior consent of the Employee in the event that the Employer shall effect a continuance, reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Employer and the Employee, their respective successors, executors, administrators, heirs and permitted assigns.

11.    Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

12.    Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

13.    Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Employee at the last address the Employee has filed in writing with the Employer or, in the case of the Employer, to the President, and shall be effective on the date of delivery in person or by courier or three days after the date mailed.

14.    Amendment. This Agreement may be amended or modified only by a written instrument signed by the Employee and by a duly authorized representative of the Employer.

15.    Governing Law. This contract shall be construed under and be governed in all respects by the laws of the Province of Ontario and the laws of Canada applicable therein. The courts of Ontario shall have jurisdiction to entertain and determine all disputes and claims, whether for specific performance, injunction, declaration or otherwise, both at law and in equity, however arising out of or in any way in connection with the construction, breach, or alleged, threatened or anticipated breach of this Agreement and shall have jurisdiction to hear and determine all questions as to the validity, existence or enforceability thereof.

16.    Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

17.    Acknowledgement. Employee acknowledges that:

(a)    he has read and understands this Agreement;

(b)    the Company has advised him that this Agreement may substantially alter and supersede Employee's rights at common law;

(c)    the Company has advised him to seek independent legal advice prior to executing this Agreement;

(d)    the Company has made no representations or promises to Employee except as contained in this Agreement; and

(e)    although drawn by the Company, the Agreement will be construed as fair and reasonable and will not be construed more strictly against one party than the other.

18.    Further Assurances. Each of the parties hereby covenants and agrees to execute such further and other documents and instruments and to do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer and by the Employee, on July 1, 2002.

BIOGAN INTERNATIONAL, INC.

by: /s/ Gilles Laverdiere
Authorized Signing Officer

________________________________	/s/ Kerry D. Smith
Witness	Kerry D. Smith

Address:_______________________________